UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2022

Odyssey Semiconductor Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-234741	84-1766761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Brown Road

Ithaca, NY 14850

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (607) 351-9768

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on November 4, 2022, Laura Krauss was appointed as Chief Accounting Officer of Odyssey Semiconductor Technologies, Inc. (the “Company”).

Ms. Krauss joined the Company as Controller in September 2022. She is a Certified Public Accountant in the state of New York. From April 2020 to September 2022, Ms. Krauss served as Accounting Manager to Palisade Company, LLC, a private equity owned risk modeling and decision software company. From September 2005 to March 2020, Ms. Krauss served multiple accounting and finance roles, including Global Financial Analyst, Senior Cost Analyst and Senior Financial Analyst at BorgWarner Inc., a clean and efficient technology solutions company for combustion, hybrid and electric vehicles. From June 2004 to September 2005, she worked at Cayuga Medical Center at Ithaca, NY as a Cost Accountant. Ms. Krauss started her career as an Auditor at Ciaschi, Dietershagen, Little, Mickelson & Company, LLP from January 2003 to January 2004. She received a Master of Science in Accounting from Binghamton University and a Bachelor of Arts in Psychology at Grinnell College.

In connection with Ms. Krauss’s employment, the Company agreed to pay Ms. Krauss an annual cash compensation of $120,000 and grant to Ms. Krauss an option to purchase 75,000 shares of common stock of the Company at $0.85/share. The option will vest over a period of four years in equal annual installments from November 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 16, 2022	Odyssey Semiconductor Technologies, Inc.

	By:	/s/ Mark Davidson
Name: Mark Davidson
Title: Chief Executive Officer